UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 17, 2013

F.N.B. Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-31940	25-1255406
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One F.N.B. Boulevard, Hermitage, Pennsylvania		16148
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	724-981-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2013, the Board of Directors of F.N.B. Corporation (the Corporation) elected David L. Motley as a new member of the Board. His term as a director will commence on August 15, 2013. Mr. Motley has not yet been named to serve on any committees of the Board.

There are no arrangements or understandings between Mr. Motley and any other person, pursuant to which Mr. Motley was elected as a director. There are no relationships or transactions involving Mr. Motley and the Corporation which would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Motley will receive compensation as a non-employee director in accordance with the Corporation’s non-employee director compensation practices and plans described in the Corporation’s proxy statement for its 2013 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on April 3, 2013. In general, non-employee directors receive an annual retainer fee and stock awards and employee directors receive stock awards, but not a retainer fee.

A copy of the Corporation’s press release announcing the election of Mr. Motley to it’s Board of Directors is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release dated July 23, 2013 announcing the appointment of David L. Motley to the F.N.B. Corporation Board of Directors effective August 15, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. Corporation

July 23, 2013	By:	Vincent J. Calabrese, Jr.

Name: Vincent J. Calabrese, Jr.
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 23, 2013 announcing the appointment of David L. Motley to the F.N.B. Corporation Board of Directors effective August 15, 2013